Exhibit 99.1

Investor Relations:	Alexandra Lynn
(617) 747-3300
ir@amg.com

Media Relations:	Laura O’Brien
(617) 747-3300
pr@amg.com

AMG Reports Financial and Operating Results

for the Second Quarter and First Half of 2012

BOSTON, July 31, 2012 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the quarter ended June 30, 2012.

For the second quarter of 2012, Economic earnings per share (“Economic EPS”) were $1.66, compared to $1.71 for the same period of 2011, and Economic net income was $87.6 million, compared to $91.3 million for the same period of 2011.  (Economic EPS and Economic net income are defined in the attached tables.)  For the second quarter of 2012, diluted earnings per share were $0.12, compared to $0.85 for the same period of 2011, and Net income was $6.6 million, compared to $45.5 million for the same period of 2011.  AMG’s GAAP results in the quarter included a valuation adjustment of a non-amortizing intangible asset at a single Affiliate, partially offset by the valuation adjustment of AMG’s contingent payment obligations.  Excluding these non-cash adjustments, AMG’s GAAP EPS and Net income would have been $0.82 and $43.1 million, respectively.

For the second quarter of 2012, revenue was $429.6 million, compared to $462.3 million for the same period of 2011.  For the second quarter of 2012, EBITDA was $113.7 million, compared to $123.8 million for the same period of 2011.

For the six months ended June 30, 2012, Economic net income was $171.1 million, while EBITDA was $227.8 million. For the same period, Net income was $44.0 million, on revenue of $847.2 million.  Excluding the non-cash adjustments, AMG’s GAAP Net income would have been $82.9 million.  For the six months ended June 30, 2011, Economic net income was $176.3 million, while EBITDA was $242.0 million. For the same period, Net income was $84.5 million, on revenue of $888.5 million.

Net client cash flows for the second quarter of 2012 were approximately $7.1 billion. The aggregate assets under management of AMG’s affiliated investment management firms were approximately $385 billion at June 30, 2012.

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“Against the backdrop of a challenging market environment, AMG reported strong results for the second quarter, reflecting continued outstanding organic growth, ongoing investment outperformance generated by our best-in-class boutiques, and the addition of two new Affiliates, Veritable and Yacktman Asset Management,” stated Sean M. Healey, Chairman and Chief Executive Officer of AMG.  “The successful execution of our growth strategy, including our significantly increased investment in BlueMountain Capital Management, continues to enhance the earnings power of our business — and we remain focused on broadening the diversity of our earnings mix, further strengthening our strategic position in the most attractive return-oriented product areas, and partnering with the highest-quality boutique firms worldwide.”

“We have generated strong organic growth from positive client cash flows for nine consecutive quarters — including $7.1 billion in net inflows in the second quarter — which is especially notable given the muted investor risk appetite observed by the industry generally,” Mr. Healey continued.  “We continue to see increasing demand for value-added strategies from performance-oriented specialist firms, especially in global equity and alternative products, where Affiliates such as Tweedy, Browne, Harding Loevner, Genesis, AQR, and BlueMountain are recognized as leaders in their respective areas.  Given the ongoing success of our global distribution strategy, we are adding incremental resources to our platform around the world, including the hires of two senior-level marketing professionals to cover Germany and Switzerland.  Going forward, we will continue to focus on enhancing the depth and specialization of our coverage across key markets globally.”

“We were pleased to have substantially increased our investment in BlueMountain, an AMG Affiliate since 2007, and a renowned global credit alternatives manager with a world-class management team and outstanding track record of investment performance,” Mr. Healey concluded.  “This transaction further enhances our exposure to the fast-growing alternative product area.  Looking ahead, we continue to make progress in our new investments strategy across a diverse array of traditional and alternative prospects globally, including both succession-oriented transactions as well as divestitures from corporate sellers.  Given AMG’s unique competitive position and substantial financial flexibility, we are confident in our ability to build on our success from the first half of 2012 and generate additional earnings growth through accretive investments in new Affiliates.”

About Affiliated Managers Group

AMG is a global asset management company with equity investments in leading boutique investment management firms.  AMG’s innovative partnership approach allows each Affiliate’s management team to own significant equity in their firm while maintaining operational autonomy.  AMG’s strategy is to generate growth through the internal growth of existing Affiliates, as well as through investments in new Affiliates.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.  As of June 30, 2012, the aggregate assets under management of AMG’s Affiliates were approximately $385 billion across a broad range of investment styles, asset classes and distribution channels.  For more information, please visit the Company’s website at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Risk Factors” set forth in the Company’s Form 10-K for the year ended December 31, 2011.

AMG routinely posts information that may be significant for investors in the Investor Relations section of its website, and encourages investors to consult that section regularly.  For additional information, please visit www.amg.com.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-877-407-9210 (domestic calls) or 1-201-689-8049 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.

The teleconference will also be available for replay beginning approximately one hour after the conclusion of the call.  To hear a replay of the call, please dial 1-877-660-6853 (domestic calls) or 1-201-612-7415 (international calls) and provide account number 286 and conference ID 396869.  The live call and replay of the session, and additional financial information referenced during the teleconference, can also be accessed via the Web at http://www.amg.com/InvestorRelations/.

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Affiliated Managers Group, Inc.

Financial Highlights

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	6/30/11	6/30/12

Revenue	$462.3	$429.6

Net income (controlling interest) (A)	$45.5	$6.6

Economic net income (B)	$91.3	$87.6

EBITDA (C)	$123.8	$113.7

Average shares outstanding - diluted	53.4	52.7

Earnings per share - diluted (A)	$0.85	$0.12

Average shares outstanding - adjusted diluted (D)	53.4	52.7

Economic earnings per share (D)	$1.71	$1.66

	December 31, 2011	June 30, 2012

Cash and cash equivalents	$449.5	$311.0

Senior bank debt	$250.0	$445.0

Senior convertible securities (E)	$435.6	$442.8

Junior convertible trust preferred securities (E)	$512.6	$514.0

Stockholders’ equity	$1,866.0	$1,857.6

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Affiliated Managers Group, Inc.

Financial Highlights

(in millions, except per share data)

	Six Months	Six Months
	Ended	Ended
	6/30/11	6/30/12

Revenue	$888.5	$847.2

Net income (controlling interest) (A)	$84.5	$44.0

Economic net income (B)	$176.3	$171.1

EBITDA (C)	$242.0	$227.8

Average shares outstanding - diluted	53.3	52.8

Earnings per share - diluted (A)	$1.59	$0.83

Average shares outstanding - adjusted diluted (D)	53.3	52.8

Economic earnings per share (D)	$3.31	$3.24

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Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	6/30/11	6/30/12

Net income (controlling interest) (A)	$45.5	$6.6
Convertible securities interest expense, net (F)	—	—
Net income (controlling interest), as adjusted	$45.5	$6.6

Average shares outstanding - diluted	53.4	52.7

Earnings per share - diluted (A)	$0.85	$0.12

	Six Months	Six Months
	Ended	Ended
	6/30/11	6/30/12

Net income (controlling interest) (A)	$84.5	$44.0
Convertible securities interest expense, net (F)	—	—
Net income (controlling interest), as adjusted	$84.5	$44.0

Average shares outstanding - diluted	53.3	52.8

Earnings per share - diluted (A)	$1.59	$0.83

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Affiliated Managers Group, Inc.

Reconciliations of Average Shares Outstanding

(in millions)

	Three Months	Three Months
	Ended	Ended
	6/30/11	6/30/12

Average shares outstanding - diluted	53.4	52.7
Assumed issuance of 2008 Senior Convertible Notes shares	—	—
Assumed issuance of Trust Preferred shares	—	—
Dilutive impact of 2008 Senior Convertible Notes shares	—	—
Dilutive impact of Trust Preferred shares	—	—
Average shares outstanding - adjusted diluted (D)	53.4	52.7

	Six Months	Six Months
	Ended	Ended
	6/30/11	6/30/12

Average shares outstanding - diluted	53.3	52.8
Assumed issuance of 2008 Senior Convertible Notes shares	—	—
Assumed issuance of Trust Preferred shares	—	—
Dilutive impact of 2008 Senior Convertible Notes shares	—	—
Dilutive impact of Trust Preferred shares	—	—
Average shares outstanding - adjusted diluted (D)	53.3	52.8

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Affiliated Managers Group, Inc.

Operating Results

(in millions)

Assets Under Management

Statement of Changes - Quarter to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, March 31, 2012	$95,152	$227,789	$40,990	$363,931
New investments (G)	14,773	13	13,219	28,005
Adjusted assets under management, March 31, 2012	109,925	227,802	54,209	391,936
Client cash inflows	9,111	9,578	2,458	21,147
Client cash outflows	(6,032)	(6,122)	(1,864)	(14,018)
Net client cash flows	3,079	3,456	594	7,129
Investment performance	(4,444)	(7,076)	(2,516)	(14,036)
Other (H)	(46)	(415)	(3)	(464)
Assets under management, June 30, 2012	$108,514	$223,767	$52,284	$384,565

Statement of Changes - Year to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, December 31, 2011	$85,222	$205,658	$36,582	$327,462
New investments (G)	14,773	13	13,219	28,005
Client cash inflows	15,258	21,869	5,039	42,166
Client cash outflows	(10,783)	(13,452)	(3,717)	(27,952)
Net client cash flows	4,475	8,417	1,322	14,214
Investment performance	4,090	10,094	1,164	15,348
Other (H)	(46)	(415)	(3)	(464)
Assets under management, June 30, 2012	$108,514	$223,767	$52,284	$384,565

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Affiliated Managers Group, Inc.

Operating Results

(in millions)

Financial Results

	Three		Three
	Months		Months
	Ended	Percent	Ended	Percent
	6/30/11	of Total	6/30/12	of Total
Revenue
Mutual Fund	$192.5	42%	$173.3	40%
Institutional	233.9	50%	219.5	51%
High Net Worth	35.9	8%	36.8	9%
	$462.3	100%	$429.6	100%

EBITDA (C)
Mutual Fund	$44.4	36%	$36.4	32%
Institutional	80.0	64%	66.9	59%
High Net Worth	(0.6)	0%	10.4	9%
	$123.8	100%	$113.7	100%

	Six		Six
	Months		Months
	Ended	Percent	Ended	Percent
	6/30/11	of Total	6/30/12	of Total
Revenue
Mutual Fund	$376.7	42%	$349.0	41%
Institutional	440.9	50%	426.2	50%
High Net Worth	70.9	8%	72.0	9%
	$888.5	100%	$847.2	100%

EBITDA (C)
Mutual Fund	$82.9	34%	$73.5	32%
Institutional	148.9	62%	133.8	59%
High Net Worth	10.2	4%	20.5	9%
	$242.0	100%	$227.8	100%

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Affiliated Managers Group, Inc.

Reconciliations of Performance and Liquidity Measures

(in millions)

	Three Months	Three Months
	Ended	Ended
	6/30/11	6/30/12

Net income (controlling interest) (A)	$45.5	$6.6
Intangible amortization and impairments	26.9	119.3
Intangible-related deferred taxes	12.9	(21.5)
Imputed interest and contingent payment arrangements	4.4	(17.4)
Affiliate equity expense	1.6	0.6
Economic net income (B)	$91.3	$87.6

Cash flow from operations	$179.4	$183.4
Interest expense, net of non-cash items	16.3	16.7
Current tax provision	16.4	14.3
Income from equity method investments, net of distributions	9.7	(0.3)
Changes in assets and liabilities and other adjustments	(98.0)	(100.4)
EBITDA (C)	$123.8	$113.7
Holding company expenses	22.1	21.9
EBITDA Contribution	$145.9	$135.6

	Six Months	Six Months
	Ended	Ended
	6/30/11	6/30/12

Net income (controlling interest) (A)	$84.5	$44.0
Intangible amortization and impairments	54.0	154.2
Intangible-related deferred taxes	25.8	(11.6)
Imputed interest and contingent payment arrangements	8.8	(16.7)
Affiliate equity expense	3.2	1.2
Economic net income (B)	$176.3	$171.1

Cash flow from operations	$307.7	$236.0
Interest expense, net of non-cash items	33.0	33.4
Current tax provision	30.0	22.3
Income from equity method investments, net of distributions	(36.7)	(14.4)
Changes in assets and liabilities and other adjustments	(92.0)	(49.5)
EBITDA (C)	$242.0	$227.8
Holding company expenses	42.2	43.8
EBITDA Contribution	$284.2	$271.6

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Affiliated Managers Group, Inc.

Consolidated Statements of Income

(in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2012	2011	2012

Revenue	$462.3	$429.6	$888.5	$847.2

Operating expenses:
Compensation and related expenses	196.5	188.1	376.0	369.2
Selling, general and administrative	90.6	88.8	178.1	173.8
Intangible amortization and impairments (I)	22.1	114.7	44.2	145.1
Depreciation and other amortization	3.8	3.6	7.6	7.1
Other operating expenses	9.3	9.4	17.7	18.2
	322.3	404.6	623.6	713.4
Operating income	140.0	25.0	264.9	133.8

Non-operating (income) and expenses:
Investment and other (income) loss	6.1	(3.0)	(2.6)	(13.4)
Income from equity method investments	(20.1)	(13.4)	(30.3)	(27.9)
Interest expense	18.1	18.5	37.4	37.1
Imputed interest expense and contingent payment arrangements (J)	8.3	(40.0)	16.6	(42.5)
	12.4	(37.9)	21.1	(46.7)

Income before income taxes	127.6	62.9	243.8	180.5

Income taxes (K)	26.6	2.0	53.4	26.6
Net income	101.0	60.9	190.4	153.9

Net income (non-controlling interests)	(55.5)	(54.3)	(105.9)	(109.9)
Net income (controlling interest) (A)	$45.5	$6.6	$84.5	$44.0

Average shares outstanding - basic	52.1	51.4	51.9	51.5
Average shares outstanding - diluted	53.4	52.7	53.3	52.8

Earnings per share - basic	$0.87	$0.13	$1.63	$0.85
Earnings per share - diluted (A)	$0.85	$0.12	$1.59	$0.83

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Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in millions)

	December 31,	June 30,
	2011	2012
Assets
Current assets:
Cash and cash equivalents	$449.5	$311.0
Investment advisory fees receivable	214.9	248.5
Investments in marketable securities	100.4	105.6
Unsettled fund share receivables	34.5	43.7
Prepaid expenses and other current assets	77.1	66.7
Total current assets	876.4	775.5

Fixed assets, net	69.1	70.9
Equity investments in Affiliates	615.8	587.3
Acquired client relationships, net	1,321.1	1,631.2
Goodwill	2,117.3	2,342.0
Other assets	219.2	207.8
Total assets	$5,218.9	$5,614.7

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$343.6	$267.7
Unsettled fund share payables	40.8	46.8
Payables to related party	33.2	15.8
Total current liabilities	417.6	330.3

Senior bank debt	250.0	445.0
Senior convertible securities (E)	435.6	442.8
Junior convertible trust preferred securities (E)	512.6	514.0
Deferred income taxes	506.0	502.8
Other long-term liabilities	145.7	160.7
Total liabilities	2,267.5	2,395.6

Redeemable non-controlling interests	451.8	481.9

Equity:
Common stock	0.5	0.5
Additional paid-in capital	927.5	898.5
Accumulated other comprehensive income	50.0	50.1
Retained earnings	1,176.7	1,220.7
	2,154.7	2,169.8
Less treasury stock, at cost	(288.7)	(312.2)
Total stockholders’ equity	1,866.0	1,857.6

Non-controlling interests	633.6	879.6
Total equity	2,499.6	2,737.2
Total liabilities and equity	$5,218.9	$5,614.7

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Affiliated Managers Group, Inc.

Consolidated Statements of Cash Flow

(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2012	2011	2012
Cash flow from operating activities:
Net income	$101.0	$60.9	$190.4	$153.9
Adjustments to reconcile Net income to net cash flow from operating activities:
Intangible amortization and impairments	22.1	114.7	44.2	145.1
Amortization of issuance costs	1.8	1.8	4.4	3.7
Depreciation and other amortization	3.8	3.6	7.6	7.1
Deferred income tax provision	7.4	(15.5)	17.0	(2.0)
Imputed interest expense and contingent payment arrangements	8.3	(40.0)	16.6	(42.5)
Income from equity method investments, net of amortization	(20.1)	(13.4)	(30.3)	(27.9)
Distributions received from equity method investments	18.6	21.8	83.5	58.6
Tax benefit from exercise of stock options	—	0.3	0.8	0.7
Share-based compensation	5.9	7.9	12.0	16.1
Affiliate equity expense	3.7	4.9	7.2	7.1
Other adjustments	12.9	5.4	10.5	(0.6)
Changes in assets and liabilities:
Increase in investment advisory fees receivable	(21.8)	(11.2)	(18.8)	(23.7)
(Increase) decrease in prepaids and other current assets	(0.6)	—	(3.0)	(9.1)
Increase in other assets	(0.7)	(0.4)	(2.3)	(0.9)
(Increase) decrease in unsettled fund shares receivable	12.0	35.5	(48.7)	(9.7)
Increase (decrease) in unsettled fund shares payable	(22.9)	(35.3)	31.5	6.3
Increase (decrease) in accounts payable, accrued liabilities and other long-term liabilities	48.0	42.4	(14.9)	(46.2)
Cash flow from operating activities	179.4	183.4	307.7	236.0

Cash flow used in investing activities:
Investments in Affiliates	—	(405.3)	(13.3)	(405.3)
Purchase of fixed assets	(2.7)	(3.7)	(4.4)	(5.0)
Purchase of investment securities	(2.4)	(1.6)	(9.0)	(11.1)
Sale of investment securities	—	14.6	10.3	27.5
Cash flow used in investing activities	(5.1)	(396.0)	(16.4)	(393.9)

Cash flow from (used in) financing activities:
Borrowings of senior bank debt	110.0	195.0	110.0	195.0
Repayments of senior bank debt	(155.0)	—	(275.0)	—
Issuance of common stock	5.7	7.3	20.9	22.4
Repurchase of common stock	—	(28.2)	—	(60.9)
Issuance costs	—	—	(7.7)	—
Excess tax benefit from exercise of stock options	—	1.3	4.9	4.8
Settlement of treasury lock	—	—	4.0	—
Note payments	(72.5)	(0.2)	(72.2)	(0.5)
Distributions to non-controlling interests	(12.4)	(37.6)	(81.0)	(119.6)
Affiliate equity issuances and repurchases	8.0	(6.1)	0.1	(23.0)
Cash flow from (used in) financing activities	(116.2)	131.5	(296.0)	18.2

Effect of foreign exchange rate changes on cash and cash equivalents	0.3	(1.6)	2.6	1.2
Net increase (decrease) in cash and cash equivalents	58.4	(82.7)	(2.1)	(138.5)
Cash and cash equivalents at beginning of period	252.8	393.7	313.3	449.5
Cash and cash equivalents at end of period	$311.2	$311.0	$311.2	$311.0

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Affiliated Managers Group, Inc.

Notes

(in millions, except per share data)

(A)          Excluding the valuation adjustments described further in Notes I and J, Net income (controlling interest) and Earnings per share - diluted would have been $43.1 and $0.82, respectively, for the three months ended June 30, 2012, and $82.9 and $1.57, respectively, for the six months ended June 30, 2012.

(B)          Under our Economic net income definition, we add to Net income (controlling interest) amortization (including equity method amortization and reductions in the carrying value of our intangible assets), deferred taxes related to intangible assets, non-cash imputed interest expense (principally related to the accounting for convertible securities and contingent payment arrangements) and Affiliate equity expense. We consider Economic net income an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of interests in our affiliated investment management firms, and it is therefore employed as our principal performance benchmark. This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income; Economic net income is not a liquidity measure, and should not be used in place of liquidity measures calculated under GAAP.

We add back amortization attributable to and reductions in the carrying value of acquired client relationships because this expense does not correspond to the changes in the value of these assets, which do not diminish predictably over time. The portion of deferred taxes generally attributable to intangible assets (including goodwill) that are no longer amortized but continue to generate tax deductions is added back because we believe it is unlikely these accruals will be used to settle material tax obligations. We add back non-cash expenses relating to certain transfers of equity between Affiliate management partners when these transfers have no dilutive effect to shareholders.

(C)          EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization. This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations. As a measure of liquidity, we believe EBITDA is useful as an indicator of our ability to service debt, make new investments and meet working capital requirements. EBITDA, as calculated by us, may not be consistent with computations of EBITDA by other companies. In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(D)          Economic earnings per share represents Economic net income divided by the adjusted diluted average shares outstanding. In this calculation, the potential share issuance in connection with our convertible securities is measured using a “treasury stock” method. Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities and the junior convertible trust preferred securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and we are relieved of our debt obligation. This method does not take into account any increase or decrease in our cost of capital in an assumed conversion. Economic earnings per share is not a liquidity measure, and should not be used in place of liquidity measures calculated under GAAP.

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(E)          We have bifurcated our convertible debt securities into their debt and equity components on our balance sheet. The principal amount at maturity of the senior convertible notes due 2038 was $460.0 at December 31, 2011 and June 30, 2012.  The principal amount at maturity of the junior convertible trust preferred securities was $730.8 at December 31, 2011 and June 30, 2012, comprised of $300.0 due 2036 and $430.8 due 2037.

(F)           Convertible securities interest expense, net, includes the interest expense, net of tax, associated with our dilutive convertible securities.

(G)          In the second quarter of 2012, we completed investments in Yacktman Asset Management Co. and Veritable, LP. Our presentation of assets under management activity is proforma assuming these investments closed on March 31, 2012.

(H)          Other includes assets under management attributable to Affiliate product transitions, new investment client transitions and transfers of our interests in certain Affiliated investment management firms, the financial effects of which are not material to our ongoing results.

(I)            In the first and second quarters of 2012, we reduced the carrying value of certain of our indefinite-lived intangible assets and, accordingly, recorded pre-tax expenses of $8.7 and $93.5, respectively.

(J)            In the first and second quarters of 2012, we reduced our current estimate of our potential contingent payment obligations and, accordingly, recorded pre-tax gains of $9.9 and $47.4, respectively, (of which $5.0 and $34.6 were attributable to the controlling interest).

(K)          Our consolidated income tax provision includes taxes attributable to the controlling interest, and to a lesser extent, taxes attributable to non-controlling interests, as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2012	2011	2012
Current income taxes	$16.4	$14.3	$30.0	$22.3
Intangible-related deferred taxes	12.9	(21.5)	25.8	(11.6)
Other deferred taxes	(5.0)	3.3	(7.8)	6.2
Taxes attributable to controlling interest	24.3	(3.9)	48.0	16.9
Taxes attributable to non-controlling interests	2.3	5.9	5.4	9.7
Total income taxes	$26.6	$2.0	$53.4	$26.6

Income before taxes (controlling interest)	$69.8	$2.7	$132.5	$60.9

Effective tax rate*	34.8%	n.m.	36.2%	27.8%

*  Taxes attributable to controlling interests divided by controlling interest share of the consolidated income before taxes (n.m. - not meaningful).